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                                                                     EXHIBIT 3.2



                            CABOT INDUSTRIAL TRUST

                                    BY-LAWS

                               October 10, 1997
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                            CABOT INDUSTRIAL TRUST

                                    BYLAWS

                              ARTICLE 1.  OFFICES

     Section 1. Principal Office. The principal office of Cabot Industrial Trust (the "Trust") shall be located at such place or places as the Board of Trustees (the "Board") of the Trust may designate.

     Section 2. Additional Offices. The Trust may have additional offices at such places as the Board may from time to time determine or the business of the Trust may require.


                     ARTICLE 2.  MEETINGS OF SHAREHOLDERS

     Section 1. Place. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

     Section 2. Annual Meeting. An annual meeting of shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held within a reasonable period (not less than 30 days) following delivery of the annual report described in Section 4 of Article 4 of the Declaration of Trust, on such date and at such time as the Board may prescribe beginning in 1998, but in any event such meeting must be held within six months after the end of each full fiscal year.

     Section 3. Special Meetings. Special meetings of shareholders may be called by a majority of the Board, a majority of the Independent Trustees (as defined in Section 1 of Article 5 of the Declaration of Trust) or by any executive officer of the Trust. Special meetings of shareholders shall also be called by the Secretary upon the written request of shareholders holding in the aggregate not less than twenty-five percent of the outstanding shares of the Trust entitled to vote at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Trust of such costs, the Secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of shareholders held during the preceding 12 months.

     Section 4. Notice. Not less than ten nor more than 60 days before each meeting of shareholders, the Secretary shall give to each shareholder of record entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of such meeting written or printed notice stating the place, date and time of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called,

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either personally or by mail. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid.

     Section 5. Scope of Notice. Subject to Section 11(a) of this Article 2, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice as provided in Section 11(b) of this Article 2.

     Section 6. Quorum. At any meeting of shareholders, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at such meeting shall constitute a quorum; but this Section 6 shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. Voting. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share entitled to vote may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. There shall be no right of cumulative voting. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust or Articles Supplementary, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Section 8. Proxies. A shareholder may vote the shares owned of record by him or her, either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. Voting of Shares by Certain Holders. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or governing body of such other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

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     Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     The Board may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

     Section 10. Inspectors. At any meeting of shareholders, the presiding officer of the meeting may, and upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based on their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     Section 11.  Nominations and Shareholder Business.

             (a)  Annual Meetings of Shareholders.

                  (i) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Trust's notice of meeting,
(B) by or at the direction of the Board or (C) by any shareholder of the Trust who was a shareholder of record at the time of giving the notice provided for in this Section 11(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11(a).

                  (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph
(i) of this Section 11(a), the

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shareholder must have given timely notice thereof in writing to the Secretary.
To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more
--------  -------
than 30 days or delayed by more than 60 days from such anniversary date or if the Trust has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not more than 90 days prior to such annual meeting nor less than 60 days prior to such annual meeting or ten days following the day on which public announcement of the date of such meeting is first made by the Trust. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected), (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made, and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on the Trust's books, and of such beneficial owner and (2) the class and number of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

                  (iii) Notwithstanding anything in the second sentence of paragraph (ii) of this Section 11(a) to the contrary, if the number of Trustees to be elected to the Board is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board made by the Trust at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not more than ten days following the day on which such public announcement is first made by the Trust.

          (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting,
(ii) by or at the direction of the Board or (iii) provided that the Board has
                                                  --------
determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 11(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11(b). If the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the shareholder's notice required by paragraph (ii) of Section 11(a) shall be delivered to the Secretary at the principal

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executive offices of the Trust not more than 90 days prior to such meeting nor less than 60 days prior to such meeting or ten days following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Trust.

          (c)     General.

                  (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such nomination or proposal be disregarded.

                  (ii) For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of shareholders to request inclusion of, nor any rights of the Trust to omit, proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 12. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of the meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

     Section 13. Voting by Ballot. Voting on any question or in any election may be vive voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


                             ARTICLE 3.  TRUSTEES

     Section 1. General Powers. The business and affairs of the Trust shall be managed under the direction of the Board. The Board shall keep a record of its acts and proceedings, which shall form a part of the records of the Trust in the custody of the Secretary.


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     Section 2.   Number, Term and Qualifications. At any regular meeting or at any special meeting called for that purpose, a majority of the Trustees may establish, increase or decrease the number of Trustees, provided that the number
                                                        --------
thereof shall never be less than three nor more than 15, and provided further
                                                             -------- -------
that the term of office of a Trustee shall not be affected by any decrease in the number of Trustees. Each Trustee shall hold office for the term for which he or she is elected and until his or her successor is elected and qualifies, subject, however, to prior death, resignation or removal from office.

     Section 3. Annual and Regular Meetings. An annual meeting of the Board shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Board may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board without other notice than such resolution.

     Section 4. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman and Chief Executive Officer or the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board called by them.

     Section 5. Notice. Notice of any special meeting shall be given by written notice delivered personally, transmitted by facsimile, telegraphed or mailed to each Trustee at his or her business or residence address. Personally delivered, facsimile transmitted or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. If given by facsimile, such notice shall be deemed to be given upon completion of the transmission and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.

     Section 6. Quorum. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Board, provided that, if less
                                                         --------
than a majority of the Trustees are present at any meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or
            -------- -------
these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group. The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

     Section 7. Voting. Except as otherwise provided in the Declaration of Trust, the action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action

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of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute.

     Section 8. Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 9. Informal Action by Trustees. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Board.

     Section 10. Vacancies. If for any reason any or all of the Trustees shall cease to be Trustees, such event shall not affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees. Any individual so elected as a Trustee shall hold office until the next annual meeting of shareholders.

     Section 11. Removal. The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.


                            ARTICLE 4.  COMMITTEES

     Section 1. Executive Committee. The Board, by resolution adopted by a majority of the Trustees, may designate two or more Trustees to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board , until the next annual meeting of the Board or until their respective successors are designated. A majority of the members of the Executive Committee shall be Independent Trustees (as defined in Section 1 of Article 5 of the Declaration of Trust). The Board, by resolution adopted by a majority of the Trustees, may also designate additional Trustees as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member.

     Except as expressly limited by the laws of the State of Maryland or the Declaration of Trust, the Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Trust between the meetings of the Board. The

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Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Trust in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board at the next meeting of the Board.

     Meetings of the Executive Committee may be called at any time by the Chairman (or any Co-Chairman), any Vice Chairman, the Chief Executive Officer, the President or any two Executive Committee members. No notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section 1, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section 1, the Executive Committee shall fix its own rules of procedure.

     Section 2. Audit Committee. The Board, by resolution adopted by a majority of the Trustees, may designate two or more Trustees to constitute an Audit Committee, to serve as such, unless the resolution designating the Audit Committee is sooner amended or rescinded by the Board, until the next annual meeting of the Board or until their respective successors are designated. The Board, by resolution adopted by a majority of the Trustees, may also designate additional Trustees as alternate members of the Audit Committee to serve as members of the Audit Committee in the place and stead of any regular member or members who may be unable to attend a meeting or otherwise unavailable to act as a member of the Audit Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member. Each member of the Audit Committee shall be independent of management of the Trust and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee.

     Except as expressly limited by the laws of the State of Maryland or the Declaration of Trust, the Audit Committee shall have and may exercise all the powers and authority of the Board to establish auditing procedures for the Trust and to appoint and oversee the Trust's independent public accountants to the fullest extent. The Audit Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Trust in the custody of the Secretary, and all actions of the Audit Committee shall be reported to the Board at the next meeting of the Board.

     Meetings of the Audit Committee may be called at any time by the Chairman and Chief Executive Officer or the President or by any two Audit Committee members. Two days' written or telephonic notice of meetings shall be given. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section 2, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Audit Committee. Except as expressly provided in this Section 2, the Audit Committee shall fix its own rules of procedure.

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     Section 3.   Executive Compensation Committee. The Board, by resolution adopted by a majority of the Trustees, may designate two or more Trustees to constitute an Executive Compensation Committee, to serve as such, unless the resolution designating the Executive Compensation Committee is sooner amended or rescinded by the Board, until the next annual meeting of the Board or until their respective successors are designated. The Board, by resolution adopted by a majority of the Trustees, may also designate additional Trustees as alternate members of the Executive Compensation Committee to serve as members of the Executive Compensation Committee in the place and stead of any regular member or members who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Compensation Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member. Each member of the Executive Compensation Committee shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act. A majority of the members of the Executive Compensation Committee shall be Independent Trustees (as defined in Section 1 of Article 5 of the Declaration of Trust).

     Except as expressly limited by the laws of the State of Maryland or the Declaration of Trust, the Executive Compensation Committee shall have and may exercise such powers as the Board may determine and specify by resolution. The Executive Compensation Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Trust in the custody of the Secretary, and all actions of the Executive Compensation Committee shall be reported to the Board at the next meeting of the Board.

     Meetings of the Executive Compensation Committee may be called at any time by the Chairman and Chief Executive Officer or the President or by any two Executive Compensation Committee members. Two days' written or telephonic notice of meetings shall be given. A majority of the members of the Executive Compensation Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section 3, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Compensation Committee. Except as expressly provided in this
Section 3, the Executive Compensation Committee shall fix its own rules of procedure.

     Section 4. Other Committees. The Board, by resolution adopted by a majority of the Trustees, may designate one or more other committees, each such committee to consist of two or more Trustees. Except as expressly limited by the laws of the State of Maryland or the Declaration of Trust, any such committee shall have and may exercise such powers as the Board may determine and specify in the resolution designating such committee. The Board, by resolution adopted by a majority of the Trustees, may also designate one or more additional Trustees as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member of members present at any meeting and not disqualified from

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voting, whether or not such member or members constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member, provided that the Trustee so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board to such extent and in such form as the Board may require. Unless otherwise provided in the resolution designating a committee, a majority of all the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

     Section 5. Telephone Meetings. Members of a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 6. Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.


                             ARTICLE 5.  OFFICERS

     Section 1. General Provisions. The officers of the Trust may include a Chairman and Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board may from time to time appoint such other officers with such powers and duties as they shall deem proper. The officers of the Trust shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of shareholders, except that each of the Chairman and Chief Executive Officer and the President may appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In its discretion, the Board may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

     Section 2. Removal and Resignation. Any officer or agent of the Trust may be removed by the Board if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board, the Chairman and Chief Executive Officer, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a

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resignation shall not be necessary to make it effective unless otherwise stated
in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

     Section 3. Vacancies. A vacancy in any office may be filled by the Board for the balance of the term.

     Section 4. Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall preside over the meetings of the Board and of shareholders at which he or she shall be present. The Chairman and Chief Executive Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board, and for the management, supervision and control of all of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chairman and Chief Executive Officer and such other duties as may be prescribed by the Board from time to time.

     Section 5. President. The President shall have general responsibility for implementation of the policies of the Trust, as determined by the Board and the Chairman and Chief Executive Officer. In the absence of the Chairman and Chief Executive Officer, or if there is a vacancy in such office, the President shall perform the duties of the Chairman and Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions on the Chairman and Chief Executive Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or the Chairman and Chief Executive Officer or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board or the Chairman and Chief Executive Officer from time to time.

     Section 6. Chief Financial Officer. The Chief Financial Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board, the Chairman and Chief Executive Officer or the President, and for the management, supervision and control of the financial and accounting affairs of the Trust. In the absence of a designation of a Treasurer by the Board, the Chief Financial Officer shall be the Treasurer of the Trust. In the absence of the Chairman and Chief Executive Officer and the President, or if there are vacancies in such offices, the Chief Financial Officer shall perform the duties of the Chairman and Chief Executive Officer and the President and when so acting shall have all the powers of and be subject to all the restrictions on the Chairman and Chief Executive Officer and the President. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board, the Chairman and Chief Executive Officer or the President or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Financial Officer and such other duties as may be prescribed by the Board, the Chairman and Chief Executive Officer or the President from time to time.

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

     Section 7. Vice Presidents. In the absence of the Chairman and Chief Executive Officer, the President and the Chief Financial Officer, or if there are vacancies in such offices, the Vice President (or if there is more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the Chairman and Chief Executive Officer and the President and when so acting shall have all the powers of and be subject to all the restrictions on the Chairman and Chief Executive Officer and the President; and shall perform such other duties as from time to time may be assigned to him or her or them by the Chairman and Chief Executive Officer, the President or the Board . The Board may designate one or more Vice Presidents as Executive Vice Presidents or as Vice Presidents for particular areas of responsibility.

     Section 8. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board and committees of the Board in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the records and of the seal of the Trust, (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, (e) have general charge of the share transfer books of the Trust and (f) in general perform such other duties as from time to time may be assigned to him or her by the Chairman and Chief Executive Officer or the Board.

     Section 9. Treasurer. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board. In the absence of a designation of a Chief Financial Officer by the Board, the Treasurer shall be the Chief Financial Officer.

     The Treasurer shall disburse the funds of the Trust as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman and Chief Executive Officer, the President and the Board, at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Trust.

     If required by the Board, he or she shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

     Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chairman and Chief Executive Officer, the President or the Board. The Assistant Treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

     Section 11. Salaries. The salaries and other compensation of the officers shall be fixed from time to time by the Board and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Trustee.


               ARTICLE 6.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The Chairman and Chief Executive Officer, the President, the Chief Financial Officer and each Vice President are each authorized to enter into any contract and to execute and deliver any instrument in the name of and on behalf of the Trust, so long as the dollar value of the Trust's obligation or liability under such contract or instrument does not exceed $100,000. The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding on the Board and on the Trust when such execution is authorized or ratified by these Bylaws or by action of the Board.

     Section 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by the Chief Financial Officer or such officer or officers, agent or agents of the Trust designated by the Chief Financial Officer or in such other manner as shall from time to time be determined by the Board.

     Section 3. Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Chairman and Chief Executive Officer, the President, the Chief Financial Officer or the Board may designate.


                              ARTICLE 7.  SHARES

     Section 1. Certificates. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class held by him or her in the Trust. Each certificate shall be signed by the Chairman and Chief Executive Officer, the President or any Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or distributions or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth on the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

     Section 2. Transfers. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

     The Trust shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     Any issuance, redemption or transfer of, or restriction on, shares which would operate to disqualify the Trust as a real estate investment trust for Federal income tax purposes shall be void ab initio.

     Notwithstanding the foregoing, transfers of shares of any class will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

     Section 3. Lost Certificate. The Board or the Secretary (or any other officer designated by the Board or the Secretary) may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board or the Secretary (or any other officer designated by the Board or the Secretary) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his or her legal representative to advertise the same in such manner as it or he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     Section 4. Closing of Transfer Books or Fixing of Record Date. The Board may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend or distribution or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken.

     In lieu of fixing a record date, the Board may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

     If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting, and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or distribution or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board declaring the dividend or distribution or allotment of rights is adopted.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, except when (a) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (b) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which cases a new record date shall be determined as provided above.

     Section 5. Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

     Section 6. Fractional Shares; Issuance of Units. The Board may issue fractional shares or provide for the issuance of scrip, all on such items and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.


                          ARTICLE 8.  ACCOUNTING YEAR

     The Board shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

                    ARTICLE 9.  DIVIDENDS AND DISTRIBUTIONS

     Section 1. Declaration. Dividends and distributions on the shares of the Trust may be authorized and declared by the Board, subject to the provisions of law and the Declaration of Trust. Dividends and distributions may be paid in cash, property or other assets of the Trust or in securities of the Trust or from any other source as the Board in its discretion shall determine, subject to the provisions of law and the Declaration of Trust.

     Section 2. Contingencies. Before payment of any dividends or distributions, there may be set aside out of any funds of the Trust available for dividends and distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends and distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board shall determine to be in the best interest of the Trust, and the Board may modify or abolish any such reserve in the manner in which it was created.


                        ARTICLE 10.  INVESTMENT POLICY

     Subject to the provisions of law and the Declaration of Trust, the Board may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.


                               ARTICLE 11.  SEAL

     Section 1. Seal. The Board may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust. The Board may authorize one or more duplicate seals and provide for the custody thereof.

     Section 2. Affixing Seal. Whenever the Trust is required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.


                         ARTICLE 12.  INDEMNIFICATION

     To the maximum extent permitted by Maryland law, as amended from time to time, the Trust shall indemnify and hold harmless, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, each Trustee and officer from and against all claims and liabilities, whether they proceed to judgment or are settled, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such Trustee or officer may become subject by reason of his or her being or having been a

Trustee or officer, or by reason of any action alleged to have been taken or omitted by him or her as Trustee or officer, and shall reimburse him or her for all reasonable legal and other expenses incurred by him or her in connection with any such claim or liability, including any claim or liability arising under the provisions of federal or state securities laws; provided, however, that no
                                                    --------  -------
Trustee or officer shall be entitled to indemnification under the foregoing provisions in relation to any matter if it shall have been established that his or her action or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the Trustee or officer actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, the Trustee or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing indemnification shall include any action alleged to have been taken or omitted by any such Trustee or officer by reason of serving or having served at the request of the Trust as a director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses, as such expenses are incurred by any Trustee or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such Trustee or officer a Trustee or officer; provided that if such payment or reimbursement is to be made
                    --------
prior to the final disposition of any proceeding to which a Trustee or officer is a party, no payment or reimbursement shall be made by the Trust unless and until the Trust shall receive a written affirmation from such Trustee or officer of his or her good faith belief that the standard for indemnification of a Trustee or officer under Maryland law and as provided above has been met and a written undertaking by such Trustee or officer to repay such amounts paid or reimbursed by the Trust if it shall ultimately be determined that such standard for indemnification has not been met. The rights accruing to a Trustee or officer under these provisions shall not exclude any other right to which he or she may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse such Trustee or officer in any proper cause even though not specifically provided for herein.

     Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of these Bylaws or Declaration of Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


                         ARTICLE 13.  WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except if such person attends such meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                       ARTICLE 14.  AMENDMENT OF BYLAWS

     The Board shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws. Notwithstanding anything to the contrary contained herein, after the closing of the Initial Public Offering (as such term is defined in Section 1 of Article 3 of the Declaration of Trust), any amendment to Sections 6 and 7 of Article 3, Sections 1 and 3 of Article 4 and this Article 14 shall first be approved by a majority of the Independent Trustees (as defined in Section 1 of Article 5 of the Declaration of Trust).